Exhibit (h)(17)

1HENNESSY FUNDS TRUST

POWER OF ATTORNEY

The undersigned trustee of Hennessy Funds Trust (the “Trust”) appoints Teresa M. Nilsen as his or her true and lawful attorney-in-fact and agent with the power to execute in his or her name, on his or her behalf, and in any capacity (i) the Trust’s Registration Statements on Form N‑1A, Form N-8A, or Form N-14, (ii) all other documents filed by the Trust with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, or the Securities Act of 1933, as amended, (iii) any and all instruments which such attorney-in-fact and agent deems necessary or advisable to enable the Trust to comply with the rules, regulations, and requirements of the SEC, Blue Sky, and corporate or trust laws of any state or other jurisdiction, or the regulatory authorities of any foreign jurisdiction, and (iv) any amendments and exhibits to any such documents. The undersigned grants to the attorney‑in‑fact and agent full authority to do every act necessary or advisable to effect the same as fully as he or she could do if he or she were personally present, thereby ratifying all that said attorney‑in-fact and agent may lawfully do or cause to be done by virtue of this Power of Attorney.

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The undersigned trustee executes this Power of Attorney as of December 15, 2023.

SIGNATURE	TITLE

/s/ Doug Franklin	Trustee
Doug Franklin